Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8, Registration Number 333-76897 on Form S-8, Registration Statement Number 333-70914 on Form S-8, Registration Number 333-115955 on Form S-8, Registration Number 333-120032 on Form S-8, Registration Number 333-129828 on Form S-8, Registration Statement Number 333-60092 on Form S-8, Registration Statement Number 333-146878 on Form S-8, and Registration Statement Number 333-146879 on Form S-8 of our reports dated July 26, 2013, with respect to the consolidated financial statements of Richardson Electronics, Ltd. and the effectiveness of internal control over financial reporting of Richardson Electronics, Ltd., included in this Annual Report (Form 10-K) of Richardson Electronics, Ltd. for the year ended May 31, 2014.

/s/ Ernst & Young LLP

Chicago, Illinois
July 25, 2014